                                   EXHIBIT B

                             JOINT FILING AGREEMENT

         The undersigned do hereby acknowledge and agree that the Schedule 13D, of which this agreement is an exhibit, is filed on behalf of all of the undersigned.

January 17, 2003

BURKE, MAYBORN CO., LTD.

By:      /s/ Frank M. Burke, Jr.
         -------------------------
Name:    Frank M. Burke, Jr.
Title:   General Partner

By:      THE MAYBORN COMPANY
Title:   General Partner

         By:      /s/ Anyse Sue Mayborn
                  -------------------------
         Name:    Anyse Sue Mayborn
         Title:   President

/s/ Frank M. Burke, Jr.
-----------------------
Frank M. Burke, Jr.

/s/ Anyse Sue Mayborn
-----------------------
Anyse Sue Mayborn


THE MAYBORN COMPANY

By:      /s/ Anyse Sue Mayborn
         -------------------------
Name:    Anyse Sue Mayborn
Title:   President